EXHIBIT 11

                     IVAX CORPORATION AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER SHARE
                   (In thousands, except per share data)
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                                                                                                Three Months Ended March 31,
                                                                                              ---------------------------------
                                                                                                 1995                      1994
                                                                                              -------                   -------
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PRIMARY EARNINGS PER COMMON SHARE:
   Income before extraordinary items                                                         $ 23,303                  $ 24,968
   Extraordinary items                                                                             54                    (1,648)
                                                                                             --------                  --------
                                                                                             $ 23,357                  $ 23,320
   Net income for primary computation                                                        ========                  ========


   Average number of common and dilutive common equivalent
        shares-primary                                                                        117,564                   117,057
                                                                                             ========                  ========
   Earnings before extraordinary items                                                           $.20                      $.21
                                                                                             ========                  ========
   Net earnings                                                                                  $.20                      $.20
                                                                                             ========                  ========

FULLY DILUTED EARNINGS PER COMMON SHARE:

   Income before extraordinary items                                                         $ 23,303                  $ 24,968
   Adjustment for interest expense on 9.00% Convertible Subordinated
        Debentures, net of tax                                                                     19                        20
                                                                                             --------                  --------
   Adjusted income before extraordinary items for fully diluted
        computation                                                                            23,322                    24,988
   Extraordinary items                                                                             54                    (1,648)
                                                                                             --------                  --------
   Net income for fully diluted computation                                                  $ 23,376                  $ 23,340
                                                                                             ========                  ========


   Average number of common and dilutive common equivalent
        shares-fully diluted                                                                  118,690                   117,347
                                                                                             ========                  ========
   Earnings before extraordinary items                                                           $.20                      $.21
                                                                                             ========                  ========
   Net earnings                                                                                  $.20                      $.20
                                                                                             ========                  ========

AVERAGE NUMBER OF COMMON SHARES AND DILUTIVE
   COMMON SHARE EQUIVALENTS

Primary shares:
   Average number of common shares outstanding                                                114,328                   104,544
   Incremental shares for options and warrants                                                  3,236                     4,463
   Conversion of pooled company's convertible preferred stock                                       -                     8,050
                                                                                             --------                  --------
                                                                                              117,564                   117,057
                                                                                             ========                  ========
Fully diluted shares:
   Average number of common shares outstanding                                                114,328                   104,544
   Incremental shares for options and warrants                                                  4,076                     4,467
   Conversion of pooled company's convertible preferred stock                                       -                     8,050
   Conversion equivalent of 9.00% Convertible Subordinated Debentures                             286                       286
                                                                                             --------                  --------
                                                                                              118,690                   117,347
                                                                                             ========                  ========
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